UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2017

REAC GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8878 Covenant Avenue, Suite 209 Pittsburgh, PA		15237
(address of principal executive offices)		(zip code)

(724) 656-8886
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2017 (the “Closing Date”), REAC Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) and related documents (the “Financing”) with an institutional accredited investor (“Investor”). On the Closing Date, the Company issued to Investor a Convertible Promissory Note (the “Note”) in the principal amount of $175,000, in exchange for payment by Investor of $157,500. The principal sum of the Note reflects the amount invested, plus a $17,500 “Original Issue Discount” (“OID”). There is no material relationship between the Company or its affiliates and the Investor and the Company paid no commissions or other placement agent fees. The SPA and the Note are collectively referred to herein as the “Transaction Documents.”

The Note is convertible into shares of the Company’s common stock at a conversion price equal to 50% multiplied by the Market Price (as such term is defined in the Note). The Company may prepay the Note any time up to the 180th day after issuance of the note by payment to Investor of 135% (if within 90 days of closing) or 150% (if during the 91st through 180th day after closing) of the principal, interest and other amounts then due under the Note.

Pursuant to the terms of the SPA and the Note, the Company is required to reserve and keep available out of its authorized and unissued shares of common stock a number of shares of common stock at least equal to ten (10) times the number of shares issuable on conversion of the Note.

The foregoing summary description of the terms of the Transaction Documents may not contain all information that is of interest to the reader. For further information regarding the terms of the Transaction Documents, reference is made to such Transaction Documents, which are filed hereto as Exhibit 10.1, and are incorporated herein by this reference.

Section 2—Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information provided above in “Item 1.01—Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 3—Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

(a)

July 7, 2017 Financing

The information provided above in “Item 1.01—Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02(a).

The issuance of the Notes and the issuance of the shares of the Company’s common stock upon conversion of the Notes in connection with the Financing is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act.

(b)

July 3, 2017 Issuance

On July 3, 2017, REAC GROUP Inc. (the “Company”) issued 30,000,000 shares of its common stock to the sole Director, Robert DeAngelis, as a performance bonus pursuant to his employment agreement.  The shares were valued at $0.035, which was the average price for which the Company stock sold during the ten (10) trading days ending June 30, 2017, as reported on OTCMarkets website.

The issuance of the shares described above was made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D under the Act. No advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

d.

Exhibits

NUMBER	EXHIBIT
10.1	Stock Purchase Agreement, dated July 5, 2017
10.2	Convertible Promissory Note, dated July 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REAC GROUP, INC.

July 10, 2017	/s/ Robert DeAngelis
Robert DeAngelis
Chief Executive Officer

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